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Exhibit 11

AEP INDUSTRIES INC.
COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
For the Period Ended April 30, 2003

		For the Three Months Ended April 30,			For the six Months Ended April 30,
	Shares of Common Stock	Number of Days Outstanding	Days in Period	Weighted Average Number of Shares Outstanding	Number of Days Outstanding	Days in Period	Weighted Average Number of Shares Outstanding
Fiscal 2003
November 1–October 31	7,882,338			7,882,338			7,882,338
Shares Issued:
January 6, 2003	19,036	89	89	19,036	115	181	12,095
March 5, 2003	234,470	57	89	150,166	57	181	73,839

Total Weighted Average Shares	8,135,844			8,051,540			7,968,271
Total Dilutive Stock options	—			—			—

Total Shares	8,135,844			8,051,540			7,968,271

Fiscal 2002
November 1–October 31	7,794,466			7,794,466			7,794,466
Shares Issued:
January 2, 2002	10,775	89	89	10,775	119	181	7,084
February 20, 2002	59,169	70	89	46,537	70	181	22,883
April 12, 2002	200	19	89	43	19	181	21
April 19, 2002	200	12	89	27	12	181	13
April 26, 2002	200	5	89	11	5	181	6

Total Weighted Average Shares	7,865,010			7,851,859			7,824,473
Total Dilutive Stock options	—			44,623			28,553

Total Shares	7,865,010			7,896,282			7,853,026

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AEP INDUSTRIES INC. COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING For the Period Ended April 30, 2003